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                                                             EXHIBIT 10(b)(14)

                                AMENDMENT NO. 18

                                     TO THE
                              UPS RETIREMENT PLAN
                    (As Amended and Restated January 1, 1976)

        WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability or death, effective as of September 1, 1961; and

        WHEREAS, the Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

        WHEREAS, the Plan has been amended further since January 1, 1976, the most recent being Amendment No. 17, effective as of January 1, 1994; and

        WHEREAS, it is desired to amend the Plan further to provide a special early retirement opportunity for a limited period of time;

        NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the Plan is hereby amended as follows, effective May 3, 1995:

        1. A new Article XIII is added to the Plan to read as follows:

        ARTICLE XIII-SPECIAL BENEFITS UPON VOLUNTARY SEPARATION FROM SERVICE

        Section 13.1 Special Early Retirement. A Participant (other than an Employee subject to a collective bargaining agreement and participating in this Plan, except to the extent so provided in the applicable collective bargaining agreement), who is actively employed by an Employer Company as of June 15, 1995, and who has not otherwise attained his or her Early Retirement Date shall be eligible to retire under the Early Retirement Benefit provisions of Section
4.3 and receive an Early Retirement Benefit in an amount determined under subsection 5.2(b)(3) (except that for this purpose, subsection 5.2(b)(3)(B) shall be modified to provide that the reduction factor shall apply with respect to each month or partial

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month by which the Participant's Annuity Starting Date precedes his or her 55th birthday), provided that each of the following conditions is satisfied:

     (a) Eligibility Requirements. The Participant is assigned a salary grade below Grade 26 and has, prior to August 15, 1995, both attained age 50, and either (i) in the case of a Participant who is a "Highly Compensated Employee" (within the meaning of Code Section 414(q)), was hired by an Employer Company on or before August 15, 1975, or (ii) in the case of a Participant who is not a "Highly Compensated Employee," has completed at least five (5) Years of Service.

     (b) Election Requirements. An eligible Participant described in subsection 13.1(a) above must elect to retire and execute any related forms, releases or waivers prescribed for this purpose by the Company, during the period commencing on June 15, 1995, and ending on August 15, 1995. Any Participant who makes such an election must actually retire by September 1, 1995, unless an extension for a specified number of days is requested by his or her Employer Company.

     Section 13.2 Supplemental Retirement Benefit. A Participant (other than an Employee subject to a collective bargaining agreement and participating in this Plan, except to the extent so provided in the applicable collective bargaining agreement), who is actively employed by an Employer Company as of June 15, 1995, shall be eligible to receive a supplemental retirement benefit under the Plan following his or her retirement or termination of employment, provided that each of the following conditions is satisfied:

     (a) Eligibility Requirements. The Participant is assigned a salary grade below Grade 26 and is either (i) eligible to retire under the provisions of Section 4.2, 4.3 or 13.1 of the Plan, or (ii) a full-time management Employee who is employed at any division, unit, operation or facility of an Employer Company other than Region 22, including all districts therein, (Air Operations) or Region 20 - District 29 (Information Services, New Jersey).

     (b) Election Requirements. An eligible Participant described in subsection 13.2(a) above must elect to retire or voluntarily terminate employment and execute any related forms, releases or waivers prescribed for this purpose by the Company, during the period

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          commencing on June 15, 1995, and ending on August 15, 1995. Any
          Participant who makes such an election must actually retire or terminate by September 1, 1995, unless an extension for a specified number of days is requested by his or her Employer Company.

     (c) Amount of Benefit. Any eligible Participant who satisfies the election requirements of subsection 13.2(b) above, shall be entitled to receive a supplemental retirement benefit at his or her Normal Retirement Date, the amount of which shall be determined as follows:

          (1) First, a weekly rate of basic salary or wages shall be determined based upon the rate of basic salary or the hourly wage rate in effect on the last day of the Participant's active employment. Such weekly rate of basic salary for a salaried Participant shall equal basic monthly salary divided by 4.33. Such weekly rate of basic wages for a Participant who is an hourly-paid Employee shall equal the product of the basic hourly wage rate and forty (40) hours, if the Participant is a full-time Employee, or twenty (20) hours if the Participant is a part-time Employee. For purposes of the foregoing, a part-time employee shall be defined to include those employees with an employment code of "K," "E" or "D" as of June 15, 1995.

          (2) Second, the Participant's weekly rate of basic salary or wages shall be multiplied by the number of weeks with which he or she is credited as follows:

               (i) Base Credit. Each eligible Participant shall receive 4.33 weeks of credit, regardless of his or her length of service.

              (ii) Additional Credit. In addition, each eligible Participant shall be credited with two (2) weeks for each full year of employment by an Employer Company, measured by each twelve
                    (12) month anniversary date from date of hire, and excluding any fractional year, up to a maximum of forty (40) weeks of such additional credit.

          (3) Third, for eligible Participants who are covered by the UPS Managers Incentive Plan, an amount equal to the product of (i) and (ii), where (i) is the product of

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           (A) the eligible Participants weekly rate of basic salary or wages,
           (B) 4.33 and (C) 1.25 and (ii) is a fraction, the numerator of which is eight (8) and the denominator of which is twelve (12).

     (4)   Fourth, the sum of the amounts described in subsection 13.2(c)(2) and
           (3) above shall be increased each year by the percentage rate(s) of interest described in subsection 5.7(c), from the first day of the month following the last day on which the Participant was actively employed until his or her Normal Retirement Date.

     (5) Fifth, the lump sum amount described in subsection 13.2(c)(4) above shall be converted to a single life annuity using, for conversion purposes, the mortality table referenced in subsection 1.1(v) and the interest rate(5) described in subsection 5.7(c). Such single life annuity (consisting of monthly payments commencing at Normal Retirement Date) shall hereafter be referred to as the "Supplemental Retirement Benefit."

     (d) Form of Benefit. If an eligible Participant is not married as of his or her Supplemental Retirement Benefit commencement date, the normal form of payment of such benefit will be a single life annuity, commencing on his or her Normal Retirement Date. If an eligible Participant is married as of his or her Supplemental Retirement Benefit commencement date, the normal form of payment of his or her Supplemental Retirement Benefit will be a Qualified Joint and Survivor (Husband and Wife) Benefit as described in Section 5.3(a), commencing on his or her Normal Retirement Date, and the amount of his or her monthly Supplemental Retirement Benefit will be reduced in the manner described in subsection 1.1(v).

     (e) Alternate Benefit Elections. Each eligible Participant may elect, subject to the spousal consent provisions contained in Section 5.3(b), either (i) to receive his or her Supplemental Retirement Benefit in any of the forms permitted under Section 5.2 and 5.3 as soon as practicable following his or her termination of employment or as of an Early or Normal Retirement Date, if later, or (ii) in the form of an immediate single lump sum payment equal to the greater of (A) the actuarial equivalent present value of the monthly


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        Supplemental Retirement Benefit, or (B) the sum of the amounts described in subsection 13.2(c)(2) and (3) above. (For purposes of the preceding sentence, actuarial equivalence will be determined by use of the mortality table referenced in subsection 1.1 (v) and the rate(s) of interest described in subsection 5.7(c)). Notwithstanding the foregoing, in the event that an eligible Participant's Supplemental Retirement Benefit is to be paid as an annuity, the actual form of annuity payment shall be that form which is in effect for the payment of the eligible Participant's Normal or Early Retirement Benefit, if any.


     Section 13.3 Legal Compliance. Notwithstanding the foregoing, the eligibility of Participants who are "Highly Compensated Employees"
     (within the meaning of Code Section 414(q)) for the special benefits provided under this Article XIII (and/or the amount of such benefits) shall be limited to the extent required to satisfy the applicable nondiscrimination requirements of the Code.


2. The first sentence of subsection 12.2(d) of the Plan is amended to read as follows:

    (d) "Retired Participant" means, for purposes of this Article XII, an individual who (i) was a Participant who was actively working as an Employee until his or her or her Early, Normal or Postponed Retirement Date, or who retires pursuant to Section 13.1, (ii) in the case of a Participant who first became an Employee on or after January 1, 1989, had at least ten (10) Years of Service (five (5) Years of Service in the case of a Participant retiring under the provisions of Section 13.1) and at least one Year of Service as a Participant in this Plan, and (iii) retired from employment as an Employee and was thereupon immediately eligible to receive an Early or Normal Retirement Benefit hereunder (including an Early Retirement Benefit under Section 13.1).

     IN WITNESS WHEREOF, United Parcel Service of America, Inc., based upon action by its Board of Directors, has caused this Amendment No. 18 to be executed this 28th day of April, 1995


ATTEST:                                 UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Joseph R. Moderow                   /s/ Kent C. Nelson
__________________________________      ______________________________________

Secretary                               Chairman

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